                       [EINSTEIN/NOAH BAGEL LETTERHEAD]


                                                                    Exhibit 99.1


                                    Analyst Contact:  Nancy Shipp
                                                      303-216-3738

             EINSTEIN/NOAH BAGEL CORP. REPORTS 3rd QUARTER RESULTS

GOLDEN, Colo., November 3, 1999 - Einstein/Noah Bagel Corp. (Nasdaq: ENBX) today reported financial results for its third quarter ended October 3, 1999. Highlights include:


 . Systemwide net revenue was $88,363,000 versus $87,325,000 for the third quarter of fiscal 1998.
 . Sytemwide store level cash flow increased 13.0% to $13,963,000 from
  $12,353,000 for the third quarter of fiscal 1998.
 . Earnings before interest, taxes, depreciation and amortization (EBITDA) was $6,118,000 versus $5,204,000 for the third quarter of fiscal 1998. EBITDA for the third quarter includes a $406,000 charge for store and commissary closures. For comparison purposes, reported EBITDA for the third quarter of 1998 did not have any unusual charges.
 . Reported net loss for the quarter was $ 2,803,000 or $0.08 diluted loss per share versus a net loss of $4,433,000 or $0.13 diluted loss per share for the third quarter of fiscal 1998.
 . Systemwide average net weekly per store sales for the quarter were $13,672 compared with $13,378 for the third quarter of fiscal 1998.
 . At the end of the quarter, there were 539 stores open, 428 Einstein Bros.
  Bagels and 111 Noah's New York Bagels stores.

"We continue to focus on building our lunch business as a primary driver of our store-level revenue and cash flow. Our efforts have delivered a 13.0% increase,
versus a year ago, in our store-level cashflow to $13,963,000.   We believe our
lunch focus will enable us to capitalize on our already strong breakfast business and provide better utilization of our store throughout the day," said Bob Hartnett, Chairman, CEO and President.

"Over the last 18 months, we have been very quiet on the marketing front so that we could focus on evolving our concepts and improving our store operations and customer experience. We now feel that we are ready and well positioned to cater to the lunch crowd. In early October, we began an advertising test in six markets designed to drive lunch trial and awareness. The campaign contains various marketing components including outdoor signage, radio and direct mail. Initially, the campaign has been well-received and we are hopeful that this marketing strategy will drive our lunch business," added Hartnett.

The Company also announced it has engaged Donaldson, Lufkin & Jenrette as its financial advisor to assist the Company in analyzing and evaluating possible transactions to restructure its balance sheet.

                           14103 Denver West Parkway
                               Golden, CO 80401
                                 303-215-9300
                               Fax 303-216-3403

Einstein/Noah Bagel Corp.
Page 2

"It is becoming evident that restructuring our balance sheet is necessary to allow us to capitalize on the potential of our brands, Einstein Bros. Bagels and Noah's New York Bagels, as well as to ensure that we have adequate working capital to operate the business. We believe that the engagement of Donaldson, Lufkin & Jenrette is a critical step toward achieving such a restructuring and thereby positioning ourselves for growth in the future," said Hartnett.

Currently, there are 539 ENBC retail bagel stores in 29 states and the District of Columbia operating under the Einstein Bros. Bagels and Noah's New York Bagels brand names. Einstein Bros. and Noah's stores are unique bagel cafes and bakeries featuring fresh-baked bagels, a variety of cream cheese spreads, specialty coffee drinks, soups, sandwiches and salads.


Certain statements in this release constitute "forward-looking statements" and involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance or achievements of the Company, Einstein/Noah Bagel Partners, L.P., Einstein Bros. Bagels stores and Noah's New York Bagels stores to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements. Such factors include, among others, the following: competition; success of operating initiatives; successful restructuring of the Company's balance sheet; availability and terms of capital; development and operating costs; advertising and promotional efforts; brand awareness; adverse publicity; acceptance of new product offerings; the company's relationship with Boston Chicken, Inc. ("Boston Chicken"), the Company's majority stockholder; changes in business strategy or development plans; achievement of development schedules; food, labor and employee benefit costs; changes in government regulation; regional weather conditions; availability, locations and terms of sites for store development; the Company's ability to implement new information technology systems; Year 2000 compliance of systems provided to the Company by Boston Chicken or other third party vendors; Year 2000 compliance of systems used by Company suppliers and other factors referenced in the Company's filings with the Securities and Exchange Commission.

                                    -MORE-

                           14103 Denver West Parkway
                               Golden, CO 80401
                                 303-215-9300
                               Fax 303-216-3403

                   EINSTEIN/NOAH BAGEL CORP. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     (in thousands, except per share data)
                                  (unaudited)



                                                      Third Quarter Ended       Three Quarters Ended
                                                    ------------------------  ------------------------
                                                    October 4,   October 3,   October 4,   October 3,
                                                       1998         1999         1998         1999
                                                    -----------  -----------  -----------  -----------
Revenue:
  Store revenue...................................     $87,325      $88,363     $285,699     $288,012

Costs and Expenses:
  Store:
     Cost of products sold........................      29,559       29,204       98,038       95,212
     Salaries and benefits........................      26,789       27,419       89,458       90,169
     Other controllable costs.....................       6,829        7,295       23,086       23,235
     Rent, occupancy and related costs............       8,171        8,431       26,762       27,995
     Marketing expenses...........................       3,625        2,051       11,082        7,640
     Depreciation and amortization................       4,553        2,775       15,601        9,044
                                                       -------      -------     --------     --------
       Total store costs and expenses.............      79,526       77,175      264,027      253,295
  Non-Store:
     Salaries, benefits, general and
       administrative.............................       7,149        7,845       30,008       26,623
     Depreciation and amortization
       (excluding goodwill amortization)..........         823          653        2,644        2,223
     Goodwill amortization........................       2,463        2,735        8,172        8,881
                                                       -------      -------     --------     --------
       Total non-store costs and expenses.........      10,435       11,233       40,824       37,727
                                                       -------      -------     --------     --------
       Total costs and expenses...................      89,961       88,408      304,851      291,022
                                                       -------      -------     --------     --------

Income (Loss) from Operations.....................      (2,636)         (45)     (19,152)      (3,010)

Other Income (Expense):
  Interest income.................................           5            -          273            -
  Interest expense................................      (2,694)      (2,783)      (9,162)      (9,143)
  Other...........................................          (1)           9       (3,410)          (6)
                                                       -------      -------     --------     --------
     Total other income (expense).................      (2,690)      (2,774)     (12,299)      (9,149)
                                                       -------      -------     --------     --------

Income (Loss) before Income Taxes and
  Minority Interest...............................      (5,326)      (2,819)     (31,451)     (12,159)
Income Taxes......................................           -          105            -          105
Minority Interest in Income (Loss) of Subsidiary..        (893)        (121)      (4,652)      (1,026)
                                                       -------      -------     --------     --------
Net Income (Loss).................................     $(4,433)     $(2,803)    $(26,799)    $(11,238)
                                                       =======      =======     ========     ========

Basic Earnings (Loss) per Share...................       $(.13)      $(0.08)       $(.81)      $(0.34)
                                                       =======      =======     ========     ========
Diluted Earnings (Loss) per Share.................       $(.13)      $(0.08)       $(.81)      $(0.34)
                                                       =======      =======     ========     ========
Weighted Average Number of Common
  Shares Outstanding:
     Basic........................................      33,271       33,271       32,930       33,271
                                                       =======      =======     ========     ========
     Diluted......................................      33,271       33,271       32,930       33,271
                                                       =======      =======     ========     ========

                           14103 Denver West Parkway
                               Golden, CO 80401
                                 303-215-9300
                               Fax 303-216-3403

                   EINSTEIN/NOAH BAGEL CORP. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                       (in thousands, except share data)
                                  (unaudited)

                                                                      July 11,   October 3,
                                                                        1999        1999
                                                                     ----------  -----------

ASSETS
------
Current Assets:
  Cash and cash equivalents........................................  $   4,326    $   5,619
  Accounts receivable..............................................      1,339        1,240
  Inventories......................................................      8,881        9,014
  Prepaid expenses and other current assets........................      1,550        1,559
                                                                     ---------    ---------
     Total current assets..........................................     16,096       17,432

Property and Equipment, net........................................    121,768      122,156
Goodwill, net......................................................    217,335      214,600
Trademarks, net....................................................      2,063        2,058
Recipes, net.......................................................      2,502        2,430
Other Assets, net..................................................      6,359        6,332
                                                                     ---------    ---------
     Total assets..................................................  $ 366,123    $ 365,008
                                                                     =========    =========

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Current Liabilities:
  Accounts payable.................................................  $  13,255    $  11,502
  Accrued expenses.................................................     27,174       28,121
  Current portion of senior term loan..............................      6,000        6,000
                                                                     ---------    ---------
     Total current liabilities.....................................     46,429       45,623

Revolving Credit Facility..........................................      9,975       14,350
Long-Term Portion of Senior Term Loan..............................     15,000       13,500
Convertible Subordinated Debentures................................    125,000      125,000
Other Noncurrent Liabilities.......................................     15,770       15,510
Minority Interest..................................................     33,026       32,905

Stockholders' Equity:
  Preferred Stock - $.01 par value; 20,000,000 shares authorized;
     no shares issued and outstanding..............................          -            -
  Common Stock - $.01 par value; 200,000,000 shares authorized;
     issued:  34,083,681 shares in July and October 1999...........        341          341
  Additional paid-in capital.......................................    377,616      377,616
  Treasury stock, at cost (813,146 shares).........................     (5,261)      (5,261)
  Accumulated deficit..............................................   (251,773)    (254,576)
                                                                     ---------    ---------
     Total stockholders' equity....................................    120,923      118,120
                                                                     ---------    ---------
       Total liabilities and stockholders' equity..................  $ 366,123    $ 365,008
                                                                     =========    =========

                                      ###

                           14103 Denver West Parkway
                               Golden, CO 80401
                                 303-215-9300
                               Fax 303-216-3403